Exhibit 24.2

October 3, 2025

I, James Zucco, am Treasurer of Barclays Dryrock Funding LLC (the “Company”) and do certify that the attached resolutions were duly adopted by unanimous written consent of the Board of Directors of the Company on October 3, 2025 and such resolutions have not been amended, rescinded or otherwise modified.

/s/ James Zucco
Name: James Zucco Title: Treasurer

 I, Danielle Manley, as President of the Company, certify that James Zucco is the duly elected and qualified Treasurer of the Company and that the signature above is his signature.

EXECUTED as of October 3, 2025

/s/ Danielle Manley
Name: Danielle Manley Title: President

RESOLVED, that each of the President, the Treasurer, the Secretary, any Assistant Secretary, and any Vice President of the Company (each, an “Authorized Officer”, and collectively, the “Authorized Officers”) is hereby authorized and empowered, for and on behalf of the Company, to prepare, execute and file, or cause to be prepared and filed with the SEC (i) a registration statement on Form SF-3 for registration under the Securities Act of 1933, as amended (the “Securities Act”), asset-backed securities (the “Securities”) secured by credit card receivables and other related assets, and any and all amendments (including, without limitation, post-effective amendments) or supplements thereto, together with the prospectus, all documents required as exhibits to such registration statement or any amendments or supplements and other documents which may be required to be filed with the SEC with respect to the registration of the Securities under the Securities Act (such registration statement, the “Registration Statement”) and (ii) any other documents, including without limitation Form 8-Ks, Form 10-Ks, Form 10-Ds or letters or agreements relating to the asset-backed securities issued in connection with the registration statement on Form SF-3, and to take any and all other action that any such Authorized Officer shall deem necessary or advisable in connection with the foregoing.

RESOLVED FURTHER, that the foregoing resolutions shall not limit the persons who are authorized to execute the Registration Statement and it is hereby provided that each of the members of the Board and each of the officers of the Company are authorized, but not required, to sign the Registration Statement and each member of the Board and each officer of the Company signing the Registration Statement is authorized to appoint an agent and/or attorney-in-fact to execute future amendments and other documents relating to the Registration Statement.

RESOLVED FURTHER, that any Authorized Officer of the Company is hereby authorized and empowered, for and on behalf of the Company, to execute and deliver, to file, and to perform under, all documents, instruments, agreements and certificates related to or contemplated by the Registration Statement, each such document, instrument, agreement and certificate being in a form acceptable to such Authorized Officer, and the approval thereof by the Board of Directors being conclusively evidenced by such Authorized Officer’s execution thereof;

RESOLVED FURTHER, that the Secretary or any other officer of the Company be and hereby is authorized to certify a copy of these resolutions and the names and signatures of some or all of the Company’s officers;